UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2015

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in the Registrant’s Certifying Accountant

(a) The Audit Committee (Committee) of the Board of Directors of Affirmative Insurance Holdings, Inc. (Company) recently conducted a selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. As a result of this process, the Committee approved the appointment of BDO USA LLP (BDO) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This action effectively dismissed KPMG LLP (KPMG) as the Company’s independent registered public accounting firm as of July 15, 2015.

The reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and 2013, contained a separate paragraph stating that “the Company’s recent history of recurring losses from operations, its failure to comply with certain financial covenants in the senior secured and subordinated credit facilities, its need to meet debt repayment requirements and its failure to comply with the Illinois Department of Insurance minimum risk-based capital requirements raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, and in the subsequent interim period through March 31, 2015, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2014 and 2013, or in the subsequent period through March 31, 2015.

The Company has provided a copy of the foregoing disclosures to KPMG and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements. A copy of KPMG’s letter, dated July 17, 2015, is filed as Exhibit 16.1 to this Form 8-K.

(b) During the two most recent fiscal years and in the subsequent interim period through March 31, 2015, the Company has not consulted with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit

	Exhibit No.	Description of Exhibit

	16.1	Letter from KPMG LLP dated July 17, 2015

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management's judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant's actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant's filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: July 17, 2015	By:	/s/ John P. Killacky
John P. Killacky
Executive Vice President and General Counsel